Exhibit 99.1
Moleculin Announces Dr. Hongbo Zhai Joins Science Advisory Board
To explore oncologic, dermatologic and viral opportunities for Moleculin’s drug portfolio in China
HOUSTON, March 10, 2020 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) ("Moleculin" or the "Company"), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting highly resistant tumors, announced that Dr. Hongbo Zhai, former Senior Faculty and Supervisor of Postdoctoral Fellows at University of California San Francisco, has joined Moleculin’s Science Advisory Board.

"We are honored to have Dr. Zhai, who brings two decades of research and development experience in pharmaceuticals and biotechnology, join our Science Advisory Board," commented Walter Klemp, Moleculin’s Chairman and CEO. "Dr. Zhai will be focused on identifying opportunities in oncology, dermatology, and virology within China for our three drug technologies. We look forward to building our business in China through Dr. Zhai’s extensive network and relationships."
As a former board-certified dermatologist in China, Dr. Hongbo Zhai has extensive experience with Chinese regulatory authorities including the CFDA and the Ministry of Public Health. Dr. Zhai has contributed to the development of products in collaboration with global Fortune 500 companies such as Procter & Gamble, Pfizer, Johnson & Johnson, 3M Pharmaceuticals, and L’OREAL and has published more than 120 scientific articles in his research areas.

About Moleculin Biotech, Inc.
Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of a broad portfolio of oncology drug candidates for the treatment of highly resistant tumors. The Company's clinical stage drugs are: Annamycin, a Next Generation Anthracycline, designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic cancer and hematologic malignancies, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in preclinical development of additional drug candidates, including additional Immune/Transcription Modulators, as well as compounds capable of Metabolism/Glycosylation Inhibition.
For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements
Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability for Moleculin to build its business activities in China. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts
James Salierno / Carol Ruth
The Ruth Group
646-536-7028 / 7000
jsalierno@theruthgroup.com
cruth@theruthgroup.com